UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 19, 2005

(Date of Report/Date of earliest event reported)

PHELPS DODGE CORPORATION

(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	001-00082 (Commission File Number)	13-1808503 (IRS Employer Identification No.)

ONE NORTH CENTRAL AVENUE
PHOENIX, ARIZONA 85004

(Address and of principal executive offices)
(Zip Code)

(602) 366-8100

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

     On July 19, 2005, Phelps Dodge issued a press release announcing the completion of its previously announced tender offer for its 8 3/4 percent notes due 2011. The tender offer expired at 5:00 p.m. New York City time on Tuesday, July 19, 2005.

     The principal amount validly tendered and not withdrawn in response to the offer was $276.4 million, which represented approximately 72 percent of the outstanding notes. All notes validly tendered and not withdrawn have been accepted for payment. The total purchase price, which Phelps Dodge intends to fund on Wednesday, July 20, 2005 with available cash, is $331.7 million.

     Phelps Dodge expects to record a third-quarter, pretax charge of approximately $54.0 million related to the purchase of the notes pursuant to the tender offer.

     A copy of the press release issued by Phelps Dodge on July 19, 2005 is filed as Exhibit 99.1 hereto and is incorporated in this Item 7.01 by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit 99.1:	Press release of Phelps Dodge Corporation, dated July 19, 2005, announcing completion of tender offer for its 8 3/4 percent notes due 2011.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2005	PHELPS DODGE CORPORATION (Registrant)
	By:	/s/ Ramiro G. Peru
		Name:	Ramiro G. Peru
		Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

99.1	Press release of Phelps Dodge Corporation, dated July 19, 2005, announcing completion of tender offer for its 8 3/4 percent notes due 2011.

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